Exhibit 10.83

FIRST AMENDMENT TO
THE SPECTRANETICS CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN

THIS FIRST AMENDMENT TO THE spectranetics corporation 2010 EMPLOYEE STOCK PURCHASE PLAN (this “First Amendment”), dated as of December 2, 2010, is made and adopted by The Spectranetics Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains The Spectranetics Corporation 2010 Employee Stock Purchase Plan (the “Plan”);

WHEREAS, pursuant to Section 7.5(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time ; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

1.Section 2.15 of the Plan is hereby amended and restated in its entirety as follows:

“2.15    “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for the Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock for such date or, if there are no closing bid and asked prices for the Common Stock on such date, the closing bid and asked prices for the Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.”

2.This First Amendment shall be effective as of the date hereof.

3.This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.Except as set forth herein, the Plan shall remain in full force and effect.

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of The Spectranetics Corporation on December 2, 2010.

Executed on this 2nd day of December, 2010.

By:     /s/ Roger Wertheimer
    Roger Wertheimer
    Secretary